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                                                                       EXHIBIT 4

                               FOURTH AMENDMENT TO
                           CREDIT AGREEMENT AND WAIVER


                                      Among


                         ALLEGHENY TELEDYNE INCORPORATED
                                 as the Borrower


                    THE FINANCIAL INSTITUTIONS PARTY THERETO
                                 as the Lenders


         BANK OF AMERICA, N.A. (FORMERLY BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION)
                            THE CHASE MANHATTAN BANK
                                MELLON BANK, N.A.
                                       and
                         PNC BANK, NATIONAL ASSOCIATION
                               as Managing Agents


                                       and


                         PNC BANK, NATIONAL ASSOCIATION
                  as the Documentation and Administrative Agent



                                   Dated as of

                                 August 6, 1999


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                 FOURTH AMENDMENT TO CREDIT AGREEMENT AND WAIVER


         THIS FOURTH AMENDMENT TO CREDIT AGREEMENT AND WAIVER (the "Fourth Amendment") made as of August 6, 1999, to that certain Credit Agreement dated as of August 30, 1996 as amended by the First Amendment to Credit Agreement dated as of August 31, 1997, the Second Amendment to Credit Agreement dated as of March 24, 1998, and the Third Amendment to Credit Agreement dated as of March 30, 1999 (the Credit Agreement together with the exhibits and schedules thereto and all modifications, amendments, extensions, renewals, substitutions or replacements prior to the date hereof, the "Existing Agreement"), among ALLEGHENY TELEDYNE INCORPORATED as the Borrower (the "Borrower"), the FINANCIAL INSTITUTIONS listed on the signature pages hereto and each other financial institution which from time to time becomes a party hereto in accordance with
Section 9.6a (individually a "Lender" and collectively the "Lenders"), BANK OF AMERICA, N.A. (formerly Bank of America National Trust and Savings Association), THE CHASE MANHATTAN BANK, MELLON BANK, N.A. and PNC BANK, NATIONAL ASSOCIATION as Managing Agents (individually a "Managing Agent" and collectively the "Managing Agents") and PNC BANK, NATIONAL ASSOCIATION, a national banking association, Documentation and Administrative Agent for the Lenders (in such capacity the "Agent").

                                   WITNESSETH:

         WHEREAS, the Borrower and the initial Lenders, the Managing Agents and the Agent entered into the Existing Agreement pursuant to which the Lenders made certain financial accommodations available to the Borrower including a Revolving Credit Commitment;

         WHEREAS, the Borrower and the Lenders, the Managing Agents and the Agent desire to amend the Existing Agreement as set forth herein.

         NOW THEREFORE, in consideration of the mutual premises contained herein and other good and valuable consideration, the Borrower and the Lenders with the intent to be legally bound hereby, agree that the Existing Agreement shall be amended as follows:

                                    ARTICLE I

                        AMENDMENTS TO EXISTING AGREEMENT

         SECTION 1.01. ADDITIONAL DEFINITIONS. Section 1.1 of the Existing Agreement is hereby amended such that the following definition shall be added thereto in the appropriate alphabetical order:

         "Aerospace and Electronics Assets" means the assets of Subsidiaries of TI which are directly related to TI's aerospace and electronics line of business.

         "Aerospace Credit Agreement" shall have the meaning ascribed to it in
Article II of the Fourth Amendment.

         "Aerospace Subsidiary" means a corporation to be formed by Teledyne Industries on or before the Reorganization Date to which shall be contributed the Aerospace and Electronics Assets.



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         "Consumer Products Assets" means the assets of Subsidiaries of TI which are directly related to TI's consumer products line of business.

         "Consumer Products Credit Agreement" shall have the meaning ascribed to it in Article II of the Fourth Amendment.

         "Consumer Products Subsidiary" means a corporation to be formed by Teledyne Industries on or before the Reorganization Date to which shall be contributed the Consumer Products Assets.

         "Fourth Amendment" means the Fourth Amendment to Credit Agreement and Waiver among the Borrower, the Lenders, the Managing Agents and the Agent dated as of August 6, 1999.

         "Fourth Amendment Effective Date" shall mean August 6, 1999.

         "Newco LLC" means the Delaware limited liability company to be formed by the Borrower and having as its sole member the Borrower.

         "Reorganization Date" means the date on which the Spin-off occurs.

         "Spin-off" means the series of transactions in which (i) Teledyne Industries will create two wholly-owned Subsidiaries: (A) Aerospace Subsidiary which ultimately shall own, directly or indirectly, the Aerospace and Electronics Assets and (B) Consumer Products Subsidiary which ultimately shall own, directly or indirectly, the Consumer Products Assets, (ii) the Borrower will contribute TI to Newco LLC, (iii) TI will be dissolved into Newco LLC, (iv) Newco LLC or Teledyne Industries (A) shall contribute the Aerospace and Electronics Assets to Aerospace Subsidiary and (B) shall contribute the Consumer Products Assets to Consumer Products Subsidiary, and (v) the shares of Aerospace Subsidiary and Consumer Products Subsidiary shall be distributed to the existing stockholders of the Borrower in a tax free reorganization under Section 355 of the Internal Revenue Code.

         SECTION 1.02. AMENDMENT TO SECTION 4.11. Section 4.11 of the Existing Agreement is amended and restated in its entirety to read as follows:

                  On and after the Fourth Amendment Effective Date (i) the Borrower (x) shall be the legal and beneficial owner of and shall retain all voting rights relating to all of the issued and outstanding capital stock of ATI Funding and (y) shall be the legal and beneficial owner of and shall retain all voting rights relating to all of the issued and outstanding capital stock of TI prior to the contribution of the capital stock of TI to Newco LLC described below, and (ii) ATI Funding shall be the legal and beneficial owner of and shall retain all voting rights relating to all of the issued and outstanding capital stock of each of ALC and OREMET. After the Fourth Amendment Effective Date and on or prior to the Reorganization Date, (i) the Borrower shall contribute the outstanding capital stock of TI to Newco LLC, which shall be a wholly owned limited liability company of the Borrower, and (ii) TI shall be dissolved into Newco LLC and the stock of Aerospace Subsidiary and Consumer Products Subsidiary shall be distributed to the stockholders of the Borrower, as a result of which the Borrower shall be the legal and beneficial owner of and shall retain all voting rights relating to all of the issued and




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                  outstanding limited liability interests in Newco LLC and Newco
                  LLC shall be the legal and beneficial owner of all of the issued and outstanding capital stock of Teledyne Industries and thereafter during the term hereof shall retain all voting rights relating to all of the issued and outstanding capital stock of Teledyne Industries.

         SECTION 1.03. NO OTHER AMENDMENTS. The amendments to the Existing Agreement set forth in Sections 1.01 and 1.02 inclusive above do not either implicitly or explicitly alter or amend, except as expressly provided in this Fourth Amendment, the provisions of the Existing Agreement. The amendments set forth in Sections 1.01 and 1.02 hereof do not waive, now or in the future, compliance with any other covenant, term or condition to be performed or complied with nor do they impair any rights or remedies of the Lenders or the Agent under the Existing Agreement with respect to any such violation. Nothing in this Fourth Amendment shall be deemed or construed to be a release of, or a limitation upon, the Lenders' or the Agents' exercise of any of their respective rights and remedies under the Existing Agreement and the other Loan Documents, whether arising as a consequence of any Events of Default which may now exist or otherwise, and all such rights and remedies are hereby expressly reserved.

                                   ARTICLE II

                                     WAIVER

         SECTION 2.01. In order to allow the Spin-off to occur, the Lenders hereby waive certain provisions of Section 5.1 of the Existing Agreement to allow the following:

                  (a) Incurrence of Indebtedness (Aerospace). The Borrower may enter into a credit agreement with a group of lenders (the "Aerospace Credit Agreement"), the terms and conditions of which may be more restrictive than the terms and conditions of the Agreement, and incur Indebtedness under the Aerospace Credit Agreement, provided that:

                           (i) the maximum amount of Indebtedness that may be
                  incurred under the Aerospace Credit Agreement shall not exceed $200,000,000.

                           (ii) all of the Borrower's liability under the
                  Aerospace Credit Agreement shall be fully assumed by Aerospace Subsidiary on the Reorganization Date, and thereafter the Borrower shall have no liability under the Aerospace Credit Agreement; and

                           (iii) if the Spin-off does not occur on or before
                  March 31, 2000, the Borrower shall terminate the Aerospace Credit Agreement and pay all amounts due thereunder.

                  (b) Incurrence of Indebtedness (Consumer Products). The Borrower may enter into a credit agreement with a group of lenders (the "Consumer Products Credit Agreement"), the terms and conditions of which may be more restrictive than the terms and conditions of the Agreement, and incur Indebtedness under the Consumer Products Credit Agreement, provided that:

                           (i) the maximum amount of Indebtedness that may be
                  incurred under the Consumer Products Credit Agreement shall not exceed $80,000,000;



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                           (ii) all of the Borrower's liability under the
                  Consumer Products Credit Agreement shall be fully assumed by Consumer Products Subsidiary on the Reorganization Date, and thereafter the Borrower shall have no liability under the Consumer Products Credit Agreement; and

                           (iii) if the Spin-off does not occur on or before
                  March 31, 2000, the Borrower shall terminate the Consumer Products Credit Agreement and pay all amounts due thereunder.

                                   ARTICLE III

                     BORROWER'S SUPPLEMENTAL REPRESENTATIONS

         SECTION 3.01 INCORPORATION BY REFERENCE. As an inducement to the Lenders to enter into this Fourth Amendment, the Borrower hereby repeats herein, for the benefit of the Lenders, the representations and warranties made by the Borrower in Sections 3.1 through 3.15, inclusive, of the Existing Agreement, as amended hereby, except that for purposes hereof such representations and warranties shall be deemed to extend to and cover this Fourth Amendment.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         SECTION 4.01. CONDITIONS PRECEDENT. Each of the following shall be a condition precedent to the effectiveness of this Fourth Amendment:

         (i) The Lenders shall have received, on or before the Fourth Amendment Effective Date, duly executed counterpart originals of this Fourth Amendment.

         (ii) The following statements shall be true and correct on the Fourth Amendment Effective Date:

                  (A) except to the extent modified in writing by the Borrower heretofore delivered to the Lenders, the representations and warranties made pursuant to Section 3.01 of this Fourth Amendment and in the other Loan Documents are true and correct on and as of the Fourth Amendment Effective Date as though made on and as of such date in all material respects;

                  (B) no Event of Default or event which with the giving of notice or passage of time or both would become an Event of Default has occurred and is continuing, or would result from the execution of or performance under this Fourth Amendment;

                  (C) the Borrower has in all material respects performed all agreements, covenants and conditions required to be performed on or prior to the date hereof under the Existing Agreement and the other Loan Documents.



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                                    ARTICLE V

                               GENERAL PROVISIONS

         SECTION 5.01. RATIFICATION OF TERMS. Except as expressly amended or waived by this Fourth Amendment, the Existing Agreement and each and every representation, warranty, covenant, term and condition contained therein is specifically ratified and confirmed in all material respects.

         SECTION 5.02. REFERENCES. All notices, communications, agreements, certificates, documents or other instruments executed and delivered after the execution and delivery of this Fourth Amendment in connection with the Agreement, any of the other Loan Documents or the transactions contemplated thereby may refer to the Existing Agreement without making specific reference to this Fourth Amendment, but nevertheless all such references shall include this Fourth Amendment unless the context requires otherwise. From and after the Fourth Amendment Effective Date, all references in the Existing Agreement and each of the other Loan Documents to the "Agreement" shall be deemed to be references to the Existing Agreement as amended hereby.

         SECTION 5.03. COUNTERPARTS. This Fourth Amendment may be executed in different counterparts, each of which when executed by the Borrower and a Lender shall be regarded as an original, and all such counterparts shall constitute one Fourth Amendment.

         SECTION 5.05. CAPITALIZED TERMS. Except for proper nouns and as otherwise defined herein, capitalized terms used herein as defined terms shall have the meanings ascribed to them in the Existing Agreement, as amended hereby.

         SECTION 5.05. GOVERNING LAW. THIS FOURTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAW.

         SECTION 5.06. HEADINGS. The headings of the sections in this Fourth Amendment are for purposes of reference only and shall not be deemed to be a part hereof.

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         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Fourth Amendment to be duly executed by their proper and duly authorized officers the day first above written.

PNC BANK, NATIONAL ASSOCIATION, as              ALLEGHENY TELEDYNE INCORPORATED
Lender, Managing Agent and Agent


By:    /s/ DAVID B. GOOKIN           (SEAL)     By:    /s/ R. S. PARK                  (SEAL)
       ------------------------------                  --------------------------------
Name:  David B. Gookin                          Name:  R. S. Park
       ------------------------------------            --------------------------------------
Title: Vice President                           Title: Vice President, Treasurer
       ------------------------------------            --------------------------------------

THE CHASE MANHATTAN BANK, as Lender             BANK OF AMERICA, N.A. (formerly Bank of
and Managing Agent                              America National Trust and Savings
                                                Association), as Lender and Managing Agent
                                                and as successor in interest to NationsBank,
                                                N.A.

By:    /s/ JAMES H. RAMAGE           (SEAL)     By:    /s/ GRETCHEN SPOO               (SEAL)
       ------------------------------                  --------------------------------
Name:  James H. Ramage                          Name:  Gretchen Spoo
       ------------------------------------            --------------------------------------
Title: Vice President                           Title: Vice President
       ------------------------------------            --------------------------------------


THE BANK OF NEW YORK                            MELLON BANK, N.A., as Lender and
                                                Managing Agent

By:    /s/ DOUGLAS OBER              (SEAL)     By:     /s/ ROBERT J. RUCHENBACH       (SEAL)
       ------------------------------                  --------------------------------
Name:  Douglas Ober                             Name:   Robert J. Ruchenbach
       ------------------------------------            --------------------------------------
Title: Senior Vice President                    Title: Assistant Vice President
       ------------------------------------            --------------------------------------


BANK OF TOKYO-MITSUBISHI TRUST                  MORGAN GUARANTY TRUST COMPANY
COMPANY                                         OF NEW YORK

By:                                  (SEAL)     By:    /s/ ROBERT BOTTAMEDI            (SEAL)
       ------------------------------                  --------------------------------
Name:                                           Name:  Robert Bottamedi
       ------------------------------------            --------------------------------------
Title:                                          Title: Vice President
       ------------------------------------            --------------------------------------


THE FIRST NATIONAL BANK OF CHICAGO              THE TORONTO-DOMINION BANK

By     /s/ GARY C. WILSON            (SEAL)     By:                                    (SEAL)
       ------------------------------                  --------------------------------
Name:  Gary C. Wilson                           Name:
       ------------------------------------            --------------------------------------
Title: First Vice President                     Title:
       ------------------------------------            --------------------------------------

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                        [CONTINUATION OF SIGNATURE PAGE]

THE FUJI BANK LIMITED, NEW YORK                 FIRST UNION NATIONAL BANK, successor
BRANCH                                          by merger to CoreStates Bank, NA

By     /s/ RAYMOND VENTURA           (SEAL)     By:    /s/ DONNA J. EMHART             (SEAL)
       ------------------------------                  --------------------------------
Name:  Raymond Ventura                          Name:   Donna J. Emhart
       ------------------------------------            --------------------------------------
Title: Vice President and Manager               Title: Vice President
       ------------------------------------            --------------------------------------


UNION BANK OF SWITZERLAND, NEW YORK BRANCH      NATIONAL CITY BANK OF PENNSYLVANIA

By                                   (SEAL)     By:    /s/ MICHAEL A. HEINRICHER       (SEAL)
       ------------------------------                  --------------------------------
Name:                                           Name:   Michael A. Heinricher
       ------------------------------------            --------------------------------------
Title:                                          Title: Assistant Vice President
       ------------------------------------            --------------------------------------






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